UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):        October 3, 2007 (October 2, 2007)
Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3776 South High Street, Columbus, Ohio	43207

(Address of principal executive offices)	(Zip Code)
(614) 491-2225

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.
     See Item 2.03 below.
Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On October 2, 2007, Bob Evans Farms, Inc. (the “Company”), through its subsidiary BEF Holding Co., Inc., entered into an unsecured Line of Credit Note underlying a $30 million line of credit with JPMorgan Chase Bank, N.A. The line of credit expires and the note becomes due and payable on October 1, 2008, subject to acceleration upon the occurrence of certain specified events of default. The line of credit is short-term debt and will be used for general corporate purposes.
     Interest will accrue on advances under the line of credit, on a basis of actual days elapsed in a 360 day year, at an “Adjusted LIBOR Rate.” This rate is the sum of (i) 0.50%, plus (ii) the quotient of (a) the applicable LIBOR rate, divided by (b) one minus the maximum aggregate reserve requirement imposed under Federal Reserve Board Regulation D.
     The foregoing description of the line of credit does not purport to be complete and is qualified in its entirety by reference to Line of Credit Note, a copy of which is attached as Exhibit 10 hereto and is incorporated herein by reference.
Item 9.01.   Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired — Not Applicable
     (b) Pro Forma Financial Information — Not Applicable
     (c) Shell Company Transactions — Not Applicable
     (d) Exhibits:

Exhibit No.	Description

10	Line of Credit Note from BEF Holding Co., Inc. to JPMorgan Chase Bank, N.A. dated October 2, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.
Dated: October 3, 2007	By:	/s/ Donald J. Radkoski
Donald J. Radkoski
Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated October 3, 2007

Exhibit No.	Description

10	Line of Credit Note from BEF Holding Co., Inc. to JPMorgan Chase Bank, N.A. dated October 2, 2007

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